UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On February 13, 2019, the Board of Directors (the “Board”) of YETI Holdings, Inc. (“YETI”) increased the size of the Board to eight members and appointed Mary Lou Kelley as a director to fill the resulting vacancy, effective immediately. Ms. Kelley was assigned as a Class II director and will serve for an initial term ending at YETI’s 2020 Annual Meeting of Stockholders. The Board also appointed Ms. Kelley to the Compensation Committee of the Board, having determined that she satisfies all applicable requirements to serve on such committee.

Ms. Kelley most recently served as the President of E-Commerce at Best Buy Co., Inc. from 2014 until 2017. Prior to Best Buy, Ms. Kelley held senior leadership roles in marketing and eCommerce with various companies, including Chico’s FAS, L.L. Bean, and Ashford.com. Earlier in her career, Ms. Kelley served as a management consultant with McKinsey and Company. Ms. Kelley has been a director at Vera Bradley, Inc. since 2015 and a director at Finning International Inc. since 2018. She also serves as an advisor to the senior leadership team of Falabella Retail, a department store retailer in South America. Ms. Kelley received a B.A. in Economics from Boston College and an M.B.A. from the Darden School of Business at the University of Virginia.

As a non-employee director, Ms. Kelley will receive compensation in the same manner as YETI’s other non-employee directors, including a pro-rated automatic initial restricted stock unit grant, as disclosed in YETI’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on September 27, 2018 (as amended, the “Registration Statement”).

YETI will enter into an indemnification agreement with Ms. Kelley in substantially the same form as the indemnification agreement for directors and officers that was filed as Exhibit 10.22 to the Registration Statement.

Approval of 2019 Annual Incentive Program

On February 17, 2019, the Compensation Committee of the Board approved YETI’s annual incentive program for its 2019 fiscal year (the “2019 STI Program”) for certain employees.  Participants in the 2019 STI Program may earn from 0% to 200% of their target bonus amounts based on the achievement in 2019 of specified levels of YETI’s adjusted operating income (weighted 60%) and net sales (weighted 40%).  The 2019 annual target bonus amounts for YETI’s principal executive officer, principal financial officer and other named executive officers are as follows (expressed in dollars and as a percentage of annual base salary): Matthew J. Reintjes, Chief Executive Officer and President — $875,000 (100% of base salary); Paul C. Carbone, Senior Vice President and Chief Financial Officer — $375,000 (75% of base salary); and Bryan C. Barksdale, Senior Vice President, General Counsel and Secretary — $214,500 (60% of base salary).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI HOLDINGS, INC.

By:	/s/ Bryan C. Barksdale
Name:	Bryan C. Barksdale
Title:	Senior Vice President, General Counsel and Secretary

Date: February 20, 2019